UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2003

REGENT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15392	31-1492857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky	41011

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (859) 292-0030

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
Signatures
Exhibit 99.1

Item 7. Financial Statements and Exhibits

          (c) Exhibits.

99.1 Regent’s Rule 14a-3 Annual Report to Stockholders for the year ended December 31, 2002.

Item 9. Regulation FD Disclosure

     On April 10, 2003, Regent Communications, Inc. (“Regent”) filed its proxy statement with the Securities and Exchange Commission. The mailing of the proxy statement and the related Rule 14a-3 annual report to Regent’s stockholders will commence as soon thereafter as reasonably possible. Regent’s Rule 14a-3 Annual Report to Stockholders is attached hereto as Exhibit 99.1 and includes a facing page and Regent’s chairman’s letter to stockholders. The public disclosure of the facing page and chairman’s letter to stockholders is required to be reported, and such public disclosure furnished, on Form 8-K pursuant to Item 12. Disclosure of Results of Operations and Financial Condition. Regent is furnishing the required information on this Form 8-K pursuant to Item 9 in accordance with the interim filing guidance provided by the Securities and Exchange Commission in SEC Release No. 33-8216 on March 27, 2003.

     As disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Regent’s Form 10-K (which is included in its entirety in Regent’s Rule 14a-3 Annual Report to Stockholders attached hereto as Exhibit 99.1), Regent believes that the performance of a radio station group, such as Regent’s, is customarily measured by its ability to generate broadcast cash flow. The term “broadcast cash flow” means operating income (loss) before depreciation and amortization, corporate general and administrative expenses, gain (loss) on sale of long-lived assets and impairment of goodwill and FCC licenses. Although broadcast cash flow is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), Regent believes that broadcast cash flow is accepted by the broadcasting industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of broadcasting companies. Regent also considers broadcast cash flow to be an important factor in its acquisition strategy. In considering new markets, Regent focuses on those markets that have a minimum of $8.0 million in gross radio advertising revenue where Regent believes it can build a station cluster that will generate at least $1.0 million in annual broadcast cash flow.

     Exhibit 99.1 reconciles Regent’s broadcast cash flow with the most directly comparable financial measures calculated and presented in accordance with GAAP. Such reconciliation is prominently displayed on the facing page of Regent’s Rule 14a-3 Annual Report to Stockholders. Nevertheless, broadcast cash flow should not be considered in isolation or as a substitute for operating income (loss), net income (loss), net cash provided by (used in) operating activities or any other measure for determining Regent’s operating performance or liquidity that is calculated in accordance with GAAP.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.
(Registrant)

Date: April 10, 2003	By:	/s/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos Senior Vice President and Chief Financial Officer

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